THIS DOCUMENT IS A COPY OF THE FORM 8-K
FILED ON OCTOBER 27, 1995 PURSUANT TO A
RULE 201 TEMPORARY HARDSHIP EXEMPTION



SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549




FORM 8-K


CURRENT REPORT



Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934



Date of Report:  October 27, 1995




U S WEST Communications, Inc.




A Colorado     Commission File      IRS Employer
Corporation    Number 1-3040        No. 84-0273800



7800 East Orchard Road, Englewood, Colorado 80111

Telephone Number (303) 793-6500



Item 4.    Changes in Registrant's Certifying Accountant

In view of the expected implementation of the targeted stock structure of U S WEST, Inc., the Company has determined, following a recommendation of the Audit Committee of U S WEST, Inc., that it will be more efficient and effective for a single firm to perform the auditing function for the entire business of U S WEST. This decision has resulted in a difficult choice between two highly qualified auditing firms. Until now, Coopers & Lybrand L.L.P. has served as the Company's independent auditor, and Arthur Andersen LLP has served as the primary auditing firm for subsidiaries of U S WEST, Inc. within the U S WEST Media Group. After careful consideration and review, the Company has determined that Arthur Andersen LLP will serve as the Company's independent auditor. For that reason, the Company has notified Coopers & Lybrand L.L.P. that the Company will no longer retain the firm as its independent auditor, effective upon the completion of the audit of the Company's financial statements for the fiscal year ending December 31, 1995. The Company maintains high regard for Coopers & Lybrand L.L.P. and is grateful for the work it has performed over the years.

During the Company's two most recent fiscal years ended
December 31, 1994 and December 31, 1993, the reports of
Coopers & Lybrand L.L.P. on the Company's financial statements contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years ended
December 31, 1994 and December 31, 1993, and interim periods thereafter:

(1) No disagreements with Coopers & Lybrand L.L.P.
have occurred on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Coopers & Lybrand
L.L.P., would have caused Coopers & Lybrand L.L.P. to make reference to the subject matter of the disagreement in connection with its reports on the Company's financial statements.

(2) No reportable events involving Coopers &
Lybrand L.L.P. have occurred that must be disclosed under Item 304(a)(1)(v) of Regulation S-K.

(3) The Company has not consulted with Arthur
Andersen LLP on items that concerned the application of accounting principles to a specific transaction, either completed or proposed, or on the type of audit opinion that might be rendered on the Company's financial statements.

The Company requested, and Coopers & Lybrand L.L.P. has furnished, a letter addressed to the Securities and Exchange Commission stating that Coopers & Lybrand L.L.P. agrees with the statements set forth in the second paragraph above and in numbered paragraphs (1) and (2) above. A copy of that letter from Coopers & Lybrand L.L.P. to the Securities and Exchange Commission is filed as Exhibit 16 to this Form 8-K.

Item 7.    Exhibits

EXHIBIT NO.  DESCRIPTION
-----------  -----------

16           Letter from Coopers & Lybrand L.L.P. dated
             October 27, 1995.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U S WEST Communications, Inc.

/s/ STEPHEN E. BRILZ
By:___________________________
Stephen E. Brilz
Senior Attorney and
Assistant Secretary

Dated:  October 27, 1995












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